Exhibit 99.1

ABM INDUSTRIES ANNOUNCES

2015 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

Q4 Revenues Increased 6.0% to $1.28 billion; Organic Growth of 3.7%

2015 Adjusted Continuing EPS of $1.62, 14.9% higher than 2014 and In Line with Expectations

Increases Quarterly Dividend by 3.1%

NEW YORK, NY - December 8, 2015 - ABM (NYSE:ABM), a leading provider of facility solutions, today announced financial results for the fiscal 2015 fourth quarter and full year that ended October 31, 2015.

	Three Months Ended October 31,		Increase (Decrease)	Year Ended October 31,		Increase (Decrease)
($ in millions, except per share amounts) (unaudited)	2015	2014		2015	2014

Revenues	$1,277.0	$1,204.7	6.0%	$4,897.8	$4,649.7	5.3%

Operating profit	$37.2	$38.7	(3.9)%	$73.6	$114.8	(35.9)%

Income from continuing operations	$22.6	$25.2	(10.3)%	$54.1	$66.9	(19.1)%
Income from continuing operations per diluted share	$0.39	$0.44	(11.4)%	$0.94	$1.17	(19.7)%

Adjusted income from continuing operations	$31.5	$27.0	16.7%	$92.9	$80.2	15.8%
Adjusted income from continuing operations per diluted share	$0.55	$0.47	17.0%	$1.62	$1.41	14.9%

Net income	$38.8	$27.9	39.1%	$76.3	$75.6	0.9%
Net income per diluted share	$0.68	$0.49	38.8%	$1.33	$1.32	0.8%

Net cash provided by continuing operating activities	$39.5	$65.9	(40.1)%	$144.4	$115.1	25.5%

Adjusted EBITDA	$69.4	$58.9	17.8%	$206.0	$201.0	2.5%
Adjusted EBITDA margin	5.4%	4.9%	50 bps	4.2%	4.3%	(10) bps

(This release refers to non-GAAP financial measures described as “Adjusted EBITDA”, “Adjusted income from continuing operations” and “Adjusted income from continuing operations per diluted share” (or “Adjusted continuing EPS”). Refer to the accompanying financial schedules for supplemental financial data and corresponding reconciliation of these non-GAAP financial measures to certain GAAP financial measures.)

"ABM's fourth quarter and full year results were in line with our expectations, despite higher insurance expense. This closes out a successful year for the Company in which we announced a bold new vision and began our transformational process towards becoming a vertically focused, solutions-driven business committed to operational excellence," said Scott Salmirs, president and chief executive officer, ABM. "Looking ahead, we are excited about our 2020 Vision that will position the company to deliver value-added solutions, establish clear competitive differentiation, enable deep client penetration, and drive long-term, profitable growth."

Fourth Quarter Results

•	Company revenues increased 6.0% to $1.3 billion, compared to $1.2 billion in the fourth quarter of 2014, due to organic growth of 3.7% and contributions from acquisitions

•	Building & Energy Solutions segment revenues increased 23.6% to $167.7 million, compared to $135.7 million in the fourth quarter of 2014, with technical services (ABES) contributing growth of 16.3%. Organic revenue growth for the segment overall increased 13.9%

•	Air Serv (Other segment) revenues increased 15.6% to $114.6 million, compared to $99.1 million in the fourth quarter of 2014, due to strong sales in our U.S. operations

•	The Janitorial segment revenues increased 3.4% to $688.7 million, compared to $666.1 million in the fourth quarter of 2014, and grew organically by $8.1 million primarily due to strong Work Order (TAG) revenue that was 16.3% higher, compared to the fourth quarter of 2014

•	Adjusted EBITDA increased 17.8% to $69.4 million, compared to $58.9 million in the fourth quarter of 2014. Our focus on continued margin improvement and the growth in our technical services contracts improved the Company's overall contract mix compared to the fourth quarter of 2014. In addition, the Company benefited from one less working day in the quarter, which reduced labor expense by approximately $4 million before taxes

•	Adjusted income from continued operations per diluted share increased 17.0% to $0.55, compared to $0.47 in the fourth quarter of 2014

•	Net income per diluted share was up 38.8% to $0.68 in the fourth quarter, compared to $0.49 in the fourth quarter of 2014; 2015 includes the gain from the sale of Security

Fiscal 2015 Highlights

•	2015 revenues increased 5.3% to $4.9 billion, compared to fiscal 2014, with 2.9% organic growth

•	2015 net cash provided by continuing operating activities increased 25.5%, compared to fiscal 2014

•	$131 million in proceeds from the sale of ABM Security; a net gain of $14.4 million recorded in income from discontinued operations

•	Launched our 2020 Vision transformation initiative

•	Returned $67.4 million to shareholders in the form of dividends and share repurchases

Fiscal 2015 Results

The Company reported revenues of $4.9 billion for the fiscal year ended October 31, 2015, a 5.3% increase compared to fiscal 2014 revenues of $4.6 billion, as a result of organic growth of 2.9% and contributions from acquisitions.

Adjusted income from continuing operations reported was $92.9 million or $1.62 per diluted share for fiscal year ended October 31, 2015, compared to $80.2 million or $1.41 per diluted share for fiscal 2014, which was primarily driven by contributions from top line growth, the benefit of one less working day, and discrete tax items of $0.21 per diluted share. Offsetting some of the increase was SG&A payroll, as the Company has invested in our Sales and Safety personnel, and higher insurance expense.

The Company's financial results and reporting take into account the sale of the Security Business, which is now shown as discontinued operations. Adjusted income per diluted share including the Security Business for fiscal 2015 would have been $1.81, which is $0.01 above the range previously provided. This was primarily due to several year-end bonus adjustments related to certain incentive plans.

Liquidity and Capital Structure

During the fourth quarter, the Company repurchased 403,181 shares of common stock for a total expenditure of approximately $11 million, leaving $189 million available for future share repurchases under our $200 million share repurchase program.

Borrowing under the credit facility was $158 million, down $147 million from the third quarter of fiscal 2015 primarily as a result of selling the ABM Security Business for $131 million.

"The Company's strong performance and improved cash flow of $144 million for the fiscal year continues to position us well to deliver shareholder value through a disciplined capital allocation framework, which includes the payment of cash dividends, share repurchases and other, focused investments for growth," said Anthony Scaglione, executive vice president and chief financial officer.

Dividend

The Company also announced that the Board of Directors approved a 3.1% increase for the quarterly cash dividend to $0.165 per common share, payable on February 1, 2016 to stockholders of record on January 7, 2016. This marks ABM’s 199th consecutive quarterly cash dividend.

Guidance

For fiscal 2016, the Company expects adjusted income from continuing operations of $1.30 to $1.40 per diluted share and income from continuing operations of $0.82 to $0.92 per diluted share. This guidance excludes any potential benefits associated with certain discrete tax items, which could be up to $0.40 per diluted share that would impact our effective tax rate, such as the 2015 and 2016 Work Opportunity Tax Credits and other unrecognized tax benefits.

Earnings Webcast

On Wednesday, December 9, 2015 at 9:00 a.m. ET, ABM will host a live webcast of remarks by president and chief executive officer Scott Salmirs and executive vice president and chief financial officer Anthony Scaglione. A supplemental presentation will accompany the webcast and will be accessible through the Investor Relations portion of ABM’s website by clicking on the “Events” tab.

The webcast will be accessible at: http://investor.abm.com/events.cfm.

Listeners are asked to be online at least 15 minutes early to register, as well as to download and install any complimentary audio software that might be required. Following the call, the webcast will be available at this URL for a period of 90 days.

In addition to the webcast, a limited number of toll-free telephone lines will also be available for listeners who are among the first to call (877) 664-7395 within 15 minutes before the event. Telephonic replays will be accessible during the period from two hours to seven days after the call by dialing (855) 859-2056 and then entering ID #90062936.

Earnings Webcast Presentation

In connection with the webcast to discuss earnings (see above), a slide presentation related to earnings and operations will be available on the Company’s website at www.abm.com and can be accessed through the Investor Relations section of ABM’s website by clicking on the “Events and Presentations” tab.

ABOUT ABM

ABM (NYSE: ABM) is a leading provider of facility solutions with approximately $4.9 billion in revenues 120,000 employees in approximately 300 offices throughout the United States and various international locations. ABM's comprehensive capabilities include facilities engineering, commercial cleaning, energy solutions, HVAC, electrical, landscaping, and parking, provided through stand-alone or integrated solutions. ABM provides custom facility solutions in urban, suburban and rural areas to properties of all sizes — from schools and commercial buildings to hospitals, manufacturing plants and airports. ABM Industries Incorporated, which operates through its subsidiaries, was founded in 1909. For more information, visit www.abm.com.

Cautionary Statement under the Private Securities Litigation Reform Act of 1995

This press release contains both historical and forward-looking statements. Forward-looking statements are not based on historical facts but instead reflect our current expectations, estimates or projections concerning future results or events. These statements generally can be identified by the use of forward-looking words or phrases such as "believe," "expect," “will,” "anticipate," "may," "could," "intend," "belief," "estimate," "plan," "target," "should," "forecast, or other similar words or phrases. These statements are not guarantees of future performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results to differ materially from those indicated by those statements. Forward-looking statements in this press release include, but are not limited to, statements regarding the adoption of our 2020 strategy and transformation initiative, statements regarding our future operating and financial performance, our fiscal 2016 guidance, statements regarding the cost savings we have projected to achieve by the realignment of our business operations and statements regarding the timing of any of the foregoing. We cannot assure you that any of our expectations, estimates or projections will be achieved. Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements. These factors include, but are not limited to the following: (1) changes to our businesses, operating structure, capital structure, or personnel relating to the implementation of our 2020 Vision Strategic Transformation Initiative may not have the desired effects on our financial condition and results of operations; (2) we have high deductibles for certain insurable risks, and therefore, we are subject to volatility associated with those risks, including the possibility that our risk management and safety programs may not have the intended effect of allowing us to reduce our insurance reserves for casualty programs and that our insurance reserves may need to be materially adjusted from time to time; (3) our captive insurance company may not bring us the benefits we expect; (4) risks relating to our acquisition strategy may adversely impact our results of operation; (5) we are subject to intense competition that can constrain our ability to gain business as well as our profitability; (6) increases in cost that we cannot pass on to clients could affect our profitability; (7) our business success depends on our ability to preserve our long-term relationships with clients; (8) our business success depends on retaining senior management and attracting and retaining qualified personnel; (9) we are at risk of losses stemming from accidents or other incidents at facilities in which we operate, which could cause significant damage to our reputation and financial loss; (10) negative or unexpected tax consequences could adversely affect our results of operations; (11) changes in energy prices and government regulations could adversely impact the results of operations of our Building & Energy Solutions business; (12) significant delays or reductions in appropriations for our government contracts may negatively affect our business and could have an adverse effect on our financial position, results of operations, and cash flows; (13) we conduct some of our operations through joint ventures, and our ability to do business may be affected by the failure of our joint venture partners to perform their obligations; (14) our business may be negatively affected by adverse weather conditions; (15) federal health care reform legislation may adversely affect our business and results of operations; (16) we are subject to business continuity risks associated with centralization of certain administrative functions; (17) our services in areas of military conflict expose us to additional risks; (18) we are subject to cyber-security risks arising out of breaches of security relating to sensitive company, client, and employee information and to the technology that manages our operations and other business processes; (19) a decline in commercial office building occupancy and rental rates could adversely affect our revenues and profitability; (20) deterioration in general economic conditions could reduce the demand for facility services and, as a result, reduce our earnings and adversely affect our financial condition; (21) financial difficulties or bankruptcy of one or more of our clients could adversely affect our results; (22) any future increase in the level of our debt or in interest rates could affect our results of operations; (23) our ability to operate and pay our debt obligations depends upon our access to cash; (24) goodwill impairment charges could have a material adverse effect on our financial condition and results of operations; (25) impairment of long-lived assets may adversely affect our operating results; (26) we are defendants in class and representative actions and other lawsuits alleging various claims that could cause us to incur substantial liabilities; (27) changes in immigration laws or enforcement actions or investigations under such laws could significantly adversely affect our labor force, operations, and financial results; (28) labor disputes could lead to loss of revenues or expense variations; (29) we participate in multiemployer pension plans that under certain circumstances could result in material liabilities being incurred; (30) actions of activist investors could be disruptive and costly and could cause uncertainty about the strategic direction of our business; and (31) disasters or acts of terrorism could disrupt services. Additional information regarding these and other risks and uncertainties the Company faces is contained in the Company's Annual Report on Form 10-K for the year ended October 31, 2014, and in other reports the Company files from time to time with the Securities and Exchange Commission (the "SEC") (including all amendments to those reports). The Company urges readers to consider these risks and uncertainties in evaluating its forward-looking statements. The Company cautions readers not to place undue reliance upon any such forward- looking statements, which speak only as of the date made. The Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein (or elsewhere) to reflect any change in the Company's expectations with regard thereto, or any change in events, conditions or circumstances on which any such statement is made, whether as a result of new information, future events or otherwise, except as otherwise required by the federal securities laws.

Use of Non-GAAP Financial Information

To supplement ABM’s consolidated financial information, the Company has presented income from continuing operations as adjusted for items impacting comparability, for the fourth quarter and twelve months of fiscal years 2015 and 2014. These adjustments have been made with the intent of providing financial measures that give management and investors a better understanding of the underlying operational results and trends as well as ABM’s marketplace performance. In addition, the Company has presented earnings before income from discontinued operations, net of taxes, interest, taxes, depreciation and amortization and excluding items impacting comparability (adjusted EBITDA) for the fourth quarter and twelve months of fiscal years 2015 and 2014. Adjusted EBITDA is among the indicators management uses as a basis for planning and forecasting future periods. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States of America. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)

Contact:
Investors & Analysts:	David Farwell	Media:	Chas Strong
	(212) 297-9792		(770) 953-5072
	dfarwell@abm.com		chas.strong@abm.com

Financial Schedules

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Three Months Ended October 31,
($ in millions, except per share amounts)	2015	2014	Increase / (Decrease)
Revenues	$1,277.0	$1,204.7	6.0%
Expenses
Operating	1,128.1	1,071.0	5.3%
Selling, general and administrative	105.7	88.2	19.8%
Amortization of intangible assets	6.0	6.8	(11.8)%
Total expenses	1,239.8	1,166.0	6.3%
Operating profit	37.2	38.7	(3.9)%
Income from unconsolidated affiliates, net	2.7	2.2	22.7%
Interest expense	(2.6)	(2.6)	—%
Income from continuing operations before income taxes	37.3	38.3	(2.6)%
Provision for income taxes	(14.7)	(13.1)	(12.2)%
Income from continuing operations	22.6	25.2	(10.3)%
Income from discontinued operations, net of taxes	16.2	2.7	NM
Net income	$38.8	$27.9	39.1%
Net income per common share — basic
Income from continuing operations	$0.39	$0.45	(13.3)%
Income from discontinued operations	0.29	0.05	NM
Net income	$0.68	$0.50	36.0%
Net income per common share — diluted
Income from continuing operations	$0.39	$0.44	(11.4)%
Income from discontinued operations	0.29	0.05	NM
Net income	$0.68	$0.49	38.8%
Weighted-average common and common equivalent shares outstanding
Basic	56.8	56.4
Diluted	57.5	57.2
Dividends declared per common share	$0.160	$0.155

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Year Ended October 31,
($ in millions, except per share amounts)	2015	2014	Increase / (Decrease)
Revenues	$4,897.8	$4,649.7	5.3%
Expenses
Operating	4,410.0	4,160.5	6.0%
Selling, general and administrative	390.0	348.2	12.0%
Amortization of intangible assets	24.2	26.2	(7.6)%
Total expenses	4,824.2	4,534.9	6.4%
Operating profit	73.6	114.8	(35.9)%
Income from unconsolidated affiliates, net	9.0	6.5	38.5%
Interest expense	(10.2)	(10.7)	4.7%
Income from continuing operations before income taxes	72.4	110.6	(34.5)%
Provision for income taxes	(18.3)	(43.7)	58.1%
Income from continuing operations	54.1	66.9	(19.1)%
Income from discontinued operations, net of taxes	22.2	8.7	NM
Net income	$76.3	$75.6	0.9%
Net income per common share — basic
Income from continuing operations	$0.95	$1.19	(20.2)%
Income from discontinued operations	0.40	0.16	NM
Net income	1.35	1.35	—
Net income per common share — diluted
Income from continuing operations	$0.94	$1.17	(19.7)%
Income from discontinued operations	0.39	0.15	NM
Net income	$1.33	$1.32	0.8%
Weighted-average common and common equivalent shares outstanding
Basic	56.7	56.1
Diluted	57.4	57.1
Dividends declared per common share	$0.640	$0.620

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended October 31,
(In millions)	2015	2014
Net cash provided by continuing operating activities	$39.5	$65.9
Net cash provided by (used in) discontinued operating activities	4.4	(2.2)
Net cash provided by operating activities	$43.9	$63.7
Purchase of businesses, net of cash acquired	$—	$(35.8)
Other	(4.8)	(7.0)
Net cash used in continuing investing activities	(4.8)	(42.8)
Net cash provided by discontinued investing activities	131.1	—
Net cash provided by (used in) investing activities	$126.3	$(42.8)
Proceeds from issuance of share-based compensation awards, net of taxes withheld	$(1.1)	$2.7
Incremental tax benefit from share-based compensation awards	0.6	0.1
Repurchases of common stock	(11.4)	(10.0)
Dividends paid	(9.0)	(8.7)
Deferred financing costs paid	(0.6)	—
Borrowings from line of credit	229.0	294.0
Repayment of borrowings from line of credit	(376.1)	(285.9)
Changes in book cash overdrafts	(2.0)	1.6
Repayment of capital lease obligations	(0.5)	(2.6)
Other	5.2	—
Net cash used in financing activities	$(165.9)	$(8.8)

	Year Ended October 31,
(In millions)	2015	2014
Net cash provided by continuing operating activities	$144.4	$115.1
Net cash provided by discontinued operating activities	0.9	5.6
Net cash provided by operating activities	$145.3	$120.7
Purchase of businesses, net of cash acquired	$(19.2)	$(48.2)
Other	(21.3)	(33.8)
Net cash used in continuing investing activities	(40.5)	(82.0)
Net cash provided by discontinued investing activities	130.9	—
Net cash provided by (used in) investing activities	$90.4	$(82.0)
Proceeds from issuance of share-based compensation awards, net of taxes withheld	$15.4	$10.0
Incremental tax benefit from share-based compensation awards	2.3	5.1
Repurchases of common stock	(31.4)	(20.0)
Dividends paid	(36.0)	(34.6)
Deferred financing costs paid	(0.9)	(1.2)
Borrowings from line of credit	958.3	1,089.1
Repayment of borrowings from line of credit	(1,120.1)	(1,084.2)
Changes in book cash overdrafts	(7.3)	6.6
Repayment of capital lease obligations	(2.4)	(5.4)
Other	5.2	—
Net cash used in financing activities	$(216.9)	$(34.6)

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

	October 31,
(in millions)	2015	2014
ASSETS
Current assets
Cash and cash equivalents	$55.5	$36.7
Trade accounts receivable, net of allowances	742.9	687.3
Prepaid expenses	68.6	63.4
Deferred income taxes, net	53.2	46.6
Other current assets	27.0	29.8
Current assets of discontinued operations	—	63.4
Total current assets	947.2	927.2
Other investments	35.7	32.9
Property, plant and equipment, net of accumulated depreciation	74.0	83.0
Other intangible assets, net of accumulated amortization	111.4	127.5
Goodwill	867.5	854.7
Other noncurrent assets	114.0	115.0
Noncurrent assets of discontinued operations	—	52.6
Total assets	$2,149.8	$2,192.9
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Trade accounts payable	$179.1	$173.7
Accrued compensation	128.8	119.2
Accrued taxes—other than income	31.6	27.3
Insurance claims	90.0	80.0
Income taxes payable	8.9	2.0
Other accrued liabilities	129.8	105.1
Current liabilities of discontinued operations	—	19.1
Total current liabilities	568.2	526.4
Noncurrent income taxes payable	53.2	53.7
Line of credit	158.0	319.8
Deferred income tax liability, net	19.1	16.4
Noncurrent insurance claims	297.4	269.7
Other noncurrent liabilities	46.4	38.1
Total liabilities	1,142.3	1,224.1
Total stockholders’ equity	1,007.5	968.8
Total liabilities and stockholders’ equity	$2,149.8	$2,192.9

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Three Months Ended October 31,
($ in millions)	2015	2014	Increase/(Decrease)
Revenues
Janitorial	$688.7	$666.1	3.4%
Facility Services	145.3	147.1	(1.2)%
Parking	160.7	156.7	2.6%
Building & Energy Solutions	167.7	135.7	23.6%
Other	114.6	99.1	15.6%
Total revenues	$1,277.0	$1,204.7	6.0%
Operating profit
Janitorial	$43.9	$39.2	12.0%
Facility Services	6.8	8.1	(16.0)%
Parking	8.6	9.0	(4.4)%
Building & Energy Solutions	13.8	10.1	36.6%
Other	5.1	3.4	50.0%
Corporate	(38.1)	(28.8)	(32.3)%
Adjustment for income from unconsolidated affiliates, net included in Building & Energy Solutions	(2.7)	(2.3)	(17.4)%
Adjustment for tax deductions for energy efficient government buildings, included in Building & Energy Solutions	(0.2)	—	(100.0)%
Total operating profit	37.2	38.7	(3.9)%
Income from unconsolidated affiliates, net	2.7	2.2	22.7%
Interest expense	(2.6)	(2.6)	—%
Income from continuing operations before income taxes	37.3	38.3	(2.6)%
Provision for income taxes	(14.7)	(13.1)	(12.2)%
Income from continuing operations	22.6	25.2	(10.3)%
Income from discontinued operations, net of taxes	16.2	$2.7	NM
Net Income	$38.8	$27.9	39.1%

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Year Ended October 31,
($ in millions)	2015	2014	Increase/(Decrease)
Revenues
Janitorial	$2,692.7	$2,583.2	4.2%
Facility Services	594.6	599.3	(0.8)%
Parking	631.9	616.1	2.6%
Building & Energy Solutions	557.7	483.8	15.3%
Other	420.9	367.3	14.6%
Total revenues	$4,897.8	$4,649.7	5.3%
Operating profit
Janitorial	$150.5	$147.0	2.4%
Facility Services	25.3	25.2	0.4%
Parking	29.6	29.2	1.4%
Building & Energy Solutions	26.3	23.1	13.9%
Other	15.2	12.2	24.6%
Corporate	(162.3)	(115.3)	(40.8)%
Adjustment for income from unconsolidated affiliates, net included in Building & Energy Solutions	(9.0)	(6.6)	(36.4)%
Adjustment for tax deductions for energy efficient government buildings, included in Building & Energy Solutions	(2.0)	—	(100.0)%
Total operating profit	73.6	114.8	(35.9)%
Income from unconsolidated affiliates, net	9.0	6.5	38.5%
Interest expense	(10.2)	(10.7)	4.7%
Income from continuing operations before income taxes	72.4	110.6	(34.5)%
Provision for income taxes	(18.3)	(43.7)	58.1%
Income from continuing operations	54.1	66.9	(19.1)%
Income from discontinued operations, net of taxes	22.2	8.7	NM
Net Income	$76.3	$75.6	0.9%

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

($ in millions, except per share amounts)	Three Months Ended October 31,		Year Ended October 31,
	2015	2014	2015	2014
Reconciliation of Adjusted Income from Continuing Operations to Income from Continuing Operations
Adjusted income from continuing operations	$31.5	$27.0	$92.9	$80.2
Items impacting comparability:
CEO/CFO change (a)	—	—	(4.6)	—
Rebranding (b)	(0.6)	(0.9)	(0.7)	(4.1)
U.S. Foreign Corrupt Practices Act investigation (c)	—	(0.1)	(0.2)	(1.2)
Onsite realignment	0.1	(0.4)	(1.2)	(2.6)
Strategic review and realignment (d)	(10.0)	—	(11.7)	—
Self- insurance adjustment	(0.1)	(1.0)	(38.9)	(10.3)
Acquisition costs	—	(0.8)	(0.9)	(1.4)
Litigation and other settlements	(4.6)	—	(8.1)	(3.4)
Total items impacting comparability	(15.2)	(3.2)	(66.3)	(23.0)
Benefit from income taxes	6.3	1.4	27.5	9.7
Items impacting comparability, net of taxes	(8.9)	(1.8)	(38.8)	(13.3)
Income from continuing operations	$22.6	$25.2	$54.1	$66.9

	Three Months Ended October 31,		Year Ended October 31,
	2015	2014	2015	2014
Reconciliation of Adjusted EBITDA to Net Income
Adjusted EBITDA	$69.4	$58.9	$206.0	$201.0
Items impacting comparability	(15.2)	(3.2)	(66.3)	(23.0)
Income from discontinued operations, net of taxes	16.2	2.7	22.2	8.7
Provision for income taxes	(14.7)	(13.1)	(18.3)	(43.7)
Interest expense	(2.6)	(2.6)	(10.2)	(10.7)
Depreciation and amortization	(14.3)	(14.8)	(57.1)	(56.7)
Net income	$38.8	$27.9	$76.3	$75.6

	Three Months Ended October 31,		Year Ended October 31,
	2015	2014	2015	2014
Reconciliation of Adjusted Income from Continuing Operations per Diluted Share to Income from Continuing Operations per Diluted Share (Unaudited)
Adjusted income from continuing operations per diluted share	$0.55	$0.47	$1.62	$1.41
Items impacting comparability, net of taxes	(0.16)	(0.03)	(0.68)	(0.24)
Income from continuing operations per diluted share	$0.39	$0.44	$0.94	$1.17
Diluted shares	57.5	57.2	57.4	57.1

(a)	Represents severance and other costs related to the departure of our former CEO and CFO.
(b)	Represents costs related to the Company's branding initiative.
(c)	Includes legal and other cost incurred in connection with an internal investigation into a foreign entity affiliated with a former joint venture partner.
(d)	Includes costs for 2020 Vision Transformation Initiative, net of the reversal of certain share-based compensation costs.

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

2015 REVISED GUIDANCE AND 2016 GUIDANCE

	Year Ended October 31, 2015
Reconciliation of Previously Announced Estimated Adjusted Net Income per Diluted Share to Revised Estimated Adjusted Income from Continuing Operations per Diluted Share	Low Estimate	High Estimate
	(per diluted share)
Previously announced estimated adjusted net income per diluted share	$1.75	$1.80
Impact of discontinued operations of Security	(0.19)	(0.19)
Revised estimated adjusted income from continuing operations per diluted share	$1.56	$1.61

	Year Ended October 31, 2016
Reconciliation of Estimated Adjusted Income from Continuing Operations per Diluted Share to Estimated Income from Continuing Operations per Diluted Share	Low Estimate	High Estimate
	(per diluted share)
Adjusted income from continuing operations per diluted share (a)	$1.30	$1.40
Adjustments (b)	(0.48)	(0.48)
Income from continuing operations per diluted share (a)	$0.82	$0.92

(a) This guidance excludes any potential benefits associated with certain discrete tax items, which could be up to $0.40 per diluted share that would impact our effective tax rate, such as the 2015 and 2016 Work Opportunity Tax Credits and other unrecognized tax benefits.

(b) Adjustments include costs associated with the strategic review and realignment, legal settlements, potential adjustments to self-insurance reserves pertaining to prior year's claims and other unique items impacting comparability.